UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2015
AEOLUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
0-50481	56-1953785
(Commission File Number)	(IRS Employer Identification No.)

26361 Crown Valley Parkway, Suite 150
Mission Viejo, California 92691
(Address of Principal Executive Offices, Including Zip Code)
949-481-9825
(Registrant's Telephone Number, Including Area Code)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 10, 2015, Aeolus Pharmaceuticals, Inc. (the "Company") entered into securities purchase agreements (the "Purchase Agreements") with certain accredited investors (the "Purchasers") to sell and issue to the Purchasers in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder: (i) an aggregate of 10,215,274 common units (the "Common Units") issued at a purchase price of $0.22 per unit, and (ii) 4,500 preferred stock units (the "Preferred Units") issued to existing investors, Biotechnology Value Fund, L.P. and other affiliates of BVF Partners, L.P., for an aggregate purchase price of $4.5 million, resulting in aggregate gross proceeds to the Company of approximately $6.75 million (collectively, the "Private Placement").

Each Common Unit consists of one share of the Company's common stock (the "Common Shares") and a five year warrant to purchase one share of the Company's common stock, subject to adjustment (the "Warrants").  The Preferred Units collectively consist of (i) 4,500 shares of Series C Convertible Preferred Stock of the Company (the "Series C Stock") that are collectively convertible into an aggregate of 20,454,546 Common Shares and (ii) Warrants to purchase an aggregate of 20,454,546 Common Shares, in each case subject to adjustment.  The Warrants have an initial exercise price of $0.22 per share.  The Warrants may not be exercised until after 90 days following the date of issuance.  The Series C Stock and Warrants contain provisions restricting the conversion or exercise of such securities in circumstances where such event would result in the holder and its affiliates to beneficially own in excess of 9.99% of the Company's outstanding common stock.  For additional information concerning the terms of the Series C Stock, please refer to a summary of the terms set forth in Item 5.03 hereof and the full terms can be found within Exhibit 10.1 attached hereto, which are incorporated herein by reference.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the Purchasers. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (the "Commission") within 45 days from closing to register the resale of the Common Shares and shares of common stock issuable upon exercise of the Warrants or the conversion of the Series C Stock (collectively, the "Registrable Securities").  The Company also agreed to use its best efforts to have the registration statement declared effective as promptly as possible after the filing thereof, but in any event within 120 days (150 days if the Company receives comments from the Commission) from the filing date.
In the event (i) the registration statement has not been filed by the agreed upon filing date, (ii) an acceleration request has not been filed within five trading days of the date which the Company is notified that the registration statement will not be reviewed by the Commission staff or is not subject to further review and comment by the Commission staff, or (iii) the registration statement has not been declared effective by the required effectiveness date, in each case other than by reason of a permissible delay (each such event, a "Registration Default"), then the Company has agreed to pay each Purchaser as liquidated damages an amount equal to 0.5% of the purchase price paid by each such Purchaser with respect to any Registrable Securities then held and not registered pursuant to an effective registration statement, per each 30-day period or portion thereof during which the Registration Default remains uncured thereafter, subject to certain limitations.

In addition, the Company paid cash fees totaling an aggregate of $194,735 and issued warrants to purchase an aggregate of 1,214,027 Common Shares, in each case to registered broker-dealer placement agents for services rendered in the Private Placement.  The warrants issued to the placement agents are substantially similar to the Warrants.
The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the form of Series C Stock, the form of Registration Rights Agreement and the form of Warrant entered into between the Company and each of the Purchasers, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.
Item 3.02. Unregistered Sale of Equity Securities.
The information contained in Item 1.01 above with respect to the Private Placement is incorporated by this reference into this Item 3.02.  The securities described in Item 1.01 were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder.  The securities purchase agreements contain representations to support the Company's reasonable belief that, among other things, the Purchasers acquired the securities for their own account and not with a view to the distribution thereof, and that each Purchaser is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.  The securities described in Item 1.01 above are deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities sold in connection with the Private Placement shall bear legends to that effect.  Accordingly, the securities sold in connection with the Private Placement may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Item 5.03.   Amendment to Certificate of Incorporation
In preparation for the issuance of Series C Stock in the Private Placement, the Company amended its certification of incorporation on December 1, 2015 (the effective date) by filing the Certificate of Designation for Series C Stock of the Company attached hereto as Exhibit 10.1.
Dividends on the Series C Stock shall be due whenever dividends are due on the Company's Common Stock on an as-if-converted basis, but shall be subordinate to any dividends due to holders of the Company's Series B Preferred Stock (the "Series B Stock") as a result of such Common Stock dividends.  The Series C Stock shall also be junior to the Series B Stock in the event of liquidation of the Company.  The stated value per share of the Series C Stock is $1,000 per share.  The initial conversion price of the Series C Stock is $0.22 (subject to adjustment).  The conversion ratio of the Series C Stock is the stated value per share divided by the conversion price, or 4,545 shares of Common Stock per share of Series C Stock as the initial conversion ratio as of the date of issuance.  The Series C Stock may not be converted until after 90 days following the date of issuance.

The summary description of the Series C Stock above does not purport to be complete and is qualified by reference to the full provisions in the Certificate of Designation thereof, which can be found in Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits.
(d)              Exhibits
Exhibit Number	Description of Exhibit
10.1	Certificate of Designation for Series C Preferred Stock of the Company
10.2	Form of Registration Rights Agreement, dated December 10, 2015.
10.3	Form of Warrant, dated December 10, 2015.
99.1	Press Release Dated December 15, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  December 15, 2015                                                                               AEOLUS PHARMACEUTICALS, INC.
/s/    David C. Cavalier
David C. Cavalier

Chief Financial Officer